ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into on this 13th day of January 2001 (the "EFFECTIVE DATE"), by and between VALENCE TECHNOLOGY, INC., a Delaware corporation ("PURCHASER"), WEST COAST VENTURE CAPITAL, INC., a California corporation ("SELLER"), and the 1981 KARA ANN BERG TRUST, an inter vivos trust, of which Clyde J. Berg, an individual, is the sole trustee and Kara Ann Berg, an individual, is the sole beneficiary (the "TRUST").

SECTION 1.     DEFINITIONS

     For purposes of this Agreement, the following terms have the following meanings:

     1.1 "AAA" The American Arbitration Association.

     1.2 "ACQUIRED ASSETS": The meaning set forth in Section 2.1 of this Agreement.

     1.3 "ACQUISITION PRICE": The meaning set forth in Section 2.3 of this Agreement.

     1.4 "AFFILIATE" of, or a Person "AFFILIATED" with, a Person, is (a) a Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person; (b) any corporation (and any parent or subsidiary thereof), partnership, organization or other entity of which such Person is an officer, director, co-venturer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of Equity Securities thereof, (c) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar fiduciary capacity, or (d) any relative or spouse of such Person.

     1.5 "ANCILLARY AGREEMENTS": The Registration Rights Agreement and Guaranty.

     1.6 "ASSETS": All of the real, personal and mixed property and assets, equipment and inventory of a Person, whether tangible or intangible, including, with respect to Seller, the Mortgage Loans.

     1.7 "BUSINESS CONDITION": of a person shall mean and include the business operations, financial condition, Assets, properties, Contracts, cash flow, value, earning power and property of such Person.

     1.8 "CAPITAL STOCK": of any Person means any and all shares, interests, warrants, subscription rights, participations or other equivalents (however designated) of capital stock.

     1.9 "CODE": The Internal Revenue Code, as amended.

     1.10 "CONSENTS AND PERMITS": The meaning set forth in Section 5.15 of this Agreement.

     1.11 "CONTRACT": means and includes any agreement, contract, understanding, commitment and/or arrangement (whether written or oral), including, without limitation, leases, licenses, options, assignments and guarantees.

     1.12 "DAMAGES": The meaning set forth in Section 8.2 of this Agreement.


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     1.13 "GUARANTY": The agreement, attached hereto as Exhibit "A" whereby the
Trust guarantees timely payment of the Mortgage Loans to the Purchaser.

     1.14 "HSR ACT": The Hart-Scott-Rodino Antitrust Improvement Act of 1976.

     1.15 "INDEMNIFIED PARTY": The meaning set forth in Section 8.2 of this Agreement.

     1.16 "IRS": The meaning set forth in Section 12.17 of this Agreement.

     1.17 "LIENS": means any and all liens, charges, encumbrances, mortgages, pledges, security interests, options or other rights to acquire, adverse claims and restrictions.

     1.18 "MATERIAL ADVERSE EFFECT": means an effect which, individually or in the aggregate with any other effect could, with or without notice or the passage of time or both, be materially adverse to (i) the Acquired Assets or the title to, or the use, ownership, possession or condition of, the Acquired Assets , or
(ii) this Agreement, the Ancillary Agreements or the transactions contemplated hereby and thereby.

     1.19 "MORTGAGE LOANS": Loans secured by a mortgage or deed of trust on real property.

     1.20 "MORTGAGED PROPERTY": The real property securing each Mortgage Loan.

     1.21 "NOTICES": The meaning set forth in Section 12.4 of this Agreement.

     1.22 "PERSON": means any individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government bureau or agency or other subdivision thereof or other entity or whatsoever kind or nature.

     1.23 "REGISTRATION RIGHTS AGREEMENT": The agreement attached hereto as Exhibit "B" between the Trust and the Purchaser, which grants certain rights to the Trust to register the Shares with the SEC.

     1.24 "REGULATORY AUTHORITY": The Federal Deposit Insurance Corporation, the California Department of Real Estate, the California Department of Corporations, the California Department of Insurance or any other state or federal governmental agency or authority having jurisdiction over the Seller Parties.

     1.25 "RETURNS": The meaning set forth in Section 5.9(a) of this Agreement.

     1.26 "SEC": The Securities and Exchange Commission of the United States.

     1.27 "SELLER PARTIES": The meaning set forth in Section 5 of this Agreement.

     1.28 "SHARES": The meaning set forth in Section 2.3 of this Agreement.

     1.29 "SHORT PERIOD": means, with respect to any Taxable Year of any of the Seller Parties which begins before the date hereof and ends thereafter, the portion thereof beginning with the first day of such year and ending on the date hereof.

     1.30 "TAX", "TAXES" and "TAXABLE": means any federal, state, local, foreign or other tax or governmental charge, together with any interest and any penalty, addition to Tax or additional


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amount imposed by any Taxing Authority due from, or allocable under any applicable law or agreement to, Seller and/or Subsidiary.

     1.31 "TAXABLE YEAR": means, with respect to any Tax, the calendar or fiscal year, or shorter period, for which the Tax is computed and the Return for such Tax is filed.

     1.32 "TAXING AUTHORITY": means any governmental authority (domestic or foreign) responsible for the imposition of any Tax.

SECTION 2.     SALE OF ASSETS; PURCHASE PRICE.

     2.1 AGREEMENT TO PURCHASE AND SELL ASSETS.1. For and in consideration of the payment by Purchaser to Seller of the Acquisition Price, and upon all of the terms and subject to the conditions hereinafter set forth, on the date hereof, Seller agrees to sell, convey, assign, transfer and deliver and Purchaser agrees to purchase all of the properties, assets, powers and rights, wherever located, listed on SCHEDULE 2.1 (the "Acquired Assets"), free and clear of any Liens. The Acquired Assets shall include, without limitation, all of the records of Seller which are appropriate incidents to the ownership and/or operation of the Acquired Assets, and Purchaser shall receive possession of, and all right, title and interest in and to, all such books and records on the date hereof, except as otherwise agreed by Purchaser and Seller. All books and records of Seller insofar as they relate to the Acquired Assets prior to the date hereof and are retained by Seller shall be maintained for a period which is at least as long as the period required by law.

     2.2 RIGHT OF ENDORSEMENT. After the date hereof, Purchaser shall have the absolute and unconditional right and authority to endorse, without recourse, the name of Seller on any check or any other evidence of indebtedness received by Purchaser on account of any Acquired Asset, and Seller shall deliver to Purchaser, and letters of instruction executed by the President and the Secretary or an Assistant Secretary of Seller, sufficient to permit Purchaser to deposit such checks or other evidences of indebtedness in bank accounts in the name of Purchaser. Seller shall immediately instruct in writing all appropriate borrowers to send future payments regarding each Mortgage Loan to Purchaser, except as otherwise agreed by Purchaser and Seller.

     2.3 ACQUISITION PRICE. At the date hereof, subject to all of the terms and conditions set forth in this Agreement, Purchaser agrees to give to Seller a total purchase price (the "ACQUISITION PRICE") consisting of that number of shares of Purchaser's common stock, $0.001 par value per share (the "SHARES"), which is equal to (x) the value of the Acquired Assets (excluding the 250,000 shares of Common Stock held by the Trust) divided by $8.484 plus (y) an additional 250,000 shares of Common Stock. Seller shall retain its existing certificate representing 250,000 shares of Common Stock (identified on Schedule
2.1 hereof) in lieu of surrendering such certificate for a newly issued certificate representing the additional 250,000 shares of Common Stock. The value of the Assets for this purpose will equal the sum of the amount of cash held by Seller plus the balance due on each note or loan (identified on Schedule
2.1 hereof) as of the end of the business day immediately preceding the date hereof.

     2.4 TAX FREE REORGANIZATION. The parties intend that the transactions contemplated by this Agreement (the "TRANSACTIONS") will be a reorganization described in section 368(a)(1)(C) of the Code, and each party agrees to report the Transactions consistently with such intent. The use of the terms "purchase," "sale," "Purchaser, and "Seller" are merely for convenience, and shall not be construed to mean that the Transactions are taxable. Seller Parties agree, however, that (i) Purchaser's actions with respect to the Acquired Assets shall not be constrained in any way, and (ii)


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Buyer shall have no liability to any person for the tax treatment of the
Transaction to the Seller Parties.

SECTION 3.     NO ASSUMPTION OF OBLIGATIONS

     The Purchaser shall not assume any liabilities, obligations or commitments of any of the Seller Parties of any kind, known or unknown, contingent or otherwise, of whatsoever kind or nature, and the same shall remain the sole responsibility of the Seller Parties.

SECTION 4.     DELIVERIES

     4.1 PAYMENTS. Within two (2) business days of the date hereof, Purchaser shall issue and deliver to Seller the Acquisition Price in the form of a certificate for the Shares.

     4.2 PRORATION; DISCHARGE OF MONETARY LIENS. At the date hereof, settlement of all prorated items shall be made. If, after the date hereof, Purchaser receives a personal property tax bill retroactively imposing a Tax for any period prior to the date hereof, or imposing a greater Tax than that upon which the prorations hereunder were determined, any such Tax relating to a period prior to the date hereof shall be paid by Seller or reimbursed to Purchaser by Seller, at the election of Purchaser. If, on the date hereof, the Acquired Assets or any portion thereof is subject to any monetary lien or special assessments, Seller shall satisfy and obtain the discharge of the Acquired Assets from any and all such Liens at the date hereof hereunder. If, following the date hereof, Purchaser or Seller receives a refund of any Tax which is subject to proration hereunder and which covers a period which extends both prior to and subsequent to the date hereof hereunder, the Purchaser and Seller shall prorate any such refund between them as of the date hereof.

     4.3 DELIVERY OF ANCILLARY AGREEMENTS.

     (a) ASSIGNMENTS. At the date hereof, Seller shall deliver to Purchaser all assignments or instruments of title as Purchaser reasonably requests, all in a form appropriate for recordation with the applicable state or local agency, regarding all of the Acquired Assets, in order to convey all right, title and interest in such Acquired Assets to Purchaser free and clear of all Liens.

     (b) ANCILLARY AGREEMENTS. At the date hereof, Purchaser and Seller shall each execute and deliver to the other the Registration Rights Agreement and the Guaranty.

     (c) MONEY. At the date hereof, Seller shall deliver any Acquired Asset consisting of cash by wire transfer to Purchaser's account according to Purchaser's written instruction.

     4.4 DELIVERY OF POSSESSION. At the date hereof, Seller shall deliver to Purchaser possession of the Acquired Assets, together with all files, documents, papers, agreements and other records included in the Acquired Assets except as otherwise agreed by Purchaser and Seller.

SECTION 5.     REPRESENTATION AND WARRANTIES OF SELLER

     As a material inducement for Purchaser to enter into this Agreement and to perform its obligations hereunder, Seller and the Trust (together the "SELLER PARTIES") hereby jointly and severally represent, warrant to and agree with Purchaser, as of the date of this Agreement, each of the following:

     5.1 Business Organization.


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     (a) Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California.

     (b) Each of the Seller Parties has the requisite power and authority to own, operate and lease its properties and to carry on its respective businesses as it is now being conducted. Neither the ownership or leasing of property or the conduct of its business requires any of the Seller Parties to qualify to do business in any state where it is not presently qualified.

     (c) The Trust is an inter vivos trust, created by written instrument dated ______, 1981, and governed by the laws of California, of which Clyde J. Berg, a legally competent adult who does not reside with Carl E. Berg, is the sole trustee, and of which Kara Berg, a legally competent adult who does not reside with Carl E. Berg, is the sole beneficiary.

     5.2 CAPITALIZATION. All Capital Stock of Seller is owned by the Trust.

     5.3 TITLE. At the date hereof, Seller has and will transfer to Purchaser good, absolute and marketable title in and to all of the Acquired Assets, free and clear of any and all Liens.

     5.4 AUTHORIZATION.

     (a) Each of the Seller Parties has all right, power and authority necessary to enter into and carry out the terms and conditions of this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors and shareholder of Seller, and no other corporate proceeding on the part of Seller is necessary to authorize this Agreement or the Ancillary Agreements or to consummate the transactions so contemplated.

     (b) The Trust has all right, legal capacity and power necessary to enter into and carry out the terms and conditions of this Agreement and the Ancillary Agreements to which the Trust is a party and to consummate the transactions contemplated hereby and thereby.

     (c) Each of the Seller Parties has taken all actions required by law, its charter documents, bylaws, indenture or other agreements or restrictions or as otherwise required to be taken to authorize the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby.

     (d) Each of this Agreement and the Ancillary Agreements to which each is a party, have been duly and validly executed and delivered by each of the Seller Parties, and constitute the valid and binding obligation of each of the Seller Parties, as applicable, enforceable in accordance with their respective terms subject to applicable bankruptcy, reorganization or other similar laws affecting creditors' rights generally.

     5.5 NO VIOLATION. The execution and delivery of this Agreement and the Ancillary Agreements by each of the Seller Parties, the consummation by each of the Seller Parties of the transactions contemplated hereby and thereby, and the compliance by each of the Seller Parties with any of the terms or provisions hereof and thereof will not (a) conflict with, result in a breach of, or violate any provision of the Articles of Incorporation, Bylaws, or trust document of any of the Seller Parties, or (b) violate any Agency Approval or any statute, code, ordinance, order, writ, injunction,


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ruling, law, rule or regulation of any court or Regulatory Authority, directed or applicable to any of the Seller Parties or any of their respective Assets.

     5.6 NO UNDISCLOSED LIABILITIES. Seller has no liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) that could have a Material Adverse Effect.

     5.7 TAX RETURNS AND AUDITS. Except as set forth on SCHEDULE 5.9 hereto:

     (a) no deficiency for any Tax or claim for additional Taxes by any Taxing Authority has been proposed, asserted or assessed against Seller, except where such delinquency would not have a Material Adverse Effect;

     (b) there are no liens for Taxes upon the Acquired Assets of any of the Seller Parties except Liens for current Taxes not yet due;

     (c) none of the Seller Parties has been a United States real property holding corporation within the meaning of Code section 897(c)(2);

     5.8 LITIGATION. There is no claim, legal action, suit, arbitration, investigation or hearing directly or indirectly affecting any of the Acquired Assets and there are no other legal, administrative or governmental proceedings pending or threatened, against any of the Seller Parties, the Acquired Assets or directly or indirectly relating to this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby (or in which any of the Seller Parties is plaintiff, defendant or otherwise a party thereto).

     5.9 RESTRICTIONS; BURDENSOME AGREEMENTS. None of the Acquired Assets, other than securities law restrictions applicable to the shares of Common Stock included in the Acquired Assets, is subject to, or bound or affected by, any charter, by-law or other corporate restriction, or any order, judgment, decree, law, statute, ordinance, rule, regulation or other restriction of any kind or character, which would, individually or in the aggregate have a Material Adverse Affect.

     5.10 COMPLIANCE WITH APPLICABLE LAW. Each of the Seller Parties holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its respective business as such business is now being conducted and, each has, in the conduct of its respective business, continuously complied with, and has not been and is not in default in any respect under, any applicable laws, statutes, orders, rules, regulations, policies, and/or guidelines of any federal, state or local governmental authority, Regulatory Authority or Agency except where the failure to hold such licenses or permits would not have a Material Adverse Effect. .

     5.11 BROKERS AND FINDERS. None of the Seller Parties, or any officers, directors or employees of the Seller Parties has incurred, directly or indirectly, any liability for any brokerage fees, commissions, finders' fees or other similar charges in connection with this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby.

     5.12 GENERAL CONSENTS. No approvals, authorizations, consents, orders or other actions of, or filings with (collectively, the "CONSENTS AND PERMITS"), any Regulatory Authorities or other third parties are required (a) in connection with the consummation of the transactions contemplated under this Agreement or the Ancillary Agreements; (b) to prevent the violation, breach or termination of, or any default under, or the creation of any Lien on any Acquired Asset pursuant to the terms of, any law, regulation, order or other requirement or any other Contract binding upon any of the Seller Parties or to which it or any of their Assets may be subject, as a result of the transactions


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contemplated by this Agreement or the Ancillary Agreements; (c) to insure that the Acquired Assets are transferred to Purchaser free and clear of any Liens and in compliance with all applicable laws, rules and regulations including those of any investor or Regulatory Authority; and (d) for continued use, ownership, possession or disposition of the Acquired Assets or any interest therein. All such Consents and Permits have been obtained and are in full force and effect without any restriction or modification.

     5.13 ENVIRONMENTAL COMPLIANCE MATTERS. Neither of the Seller Parties has received any notice of any claim, proceeding or investigation under federal, state or local law relating to air, soil, subsurface and water pollution, soil monitoring and the storage, treatment, disposal, removal, remediation, release, discharge or emission of any Hazardous Material (as defined below) which could in any way, directly or indirectly, relate to any of the Acquired Assets. For the purposes of this Agreement, "Hazardous Material" shall include and mean any flammables, asbestos, explosives, radioactive materials, hazardous wastes, toxic substances or related materials, including without limitation of any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "toxic substances" under any applicable federal, state, or local laws, rules, regulations or orders or which federal, state or local laws, rules, regulations or orders designate as potentially dangerous to public health and/or safety when present in the environment.

     5.14 MORTGAGE LOANS. Except as set forth on SCHEDULE 5.18 attached to this
Agreement:

     (a) Seller has provided to Purchaser true and correct copies of the documents and other information with respect to each Mortgage Loan. All parties to the mortgage note, deed of trust or mortgage and other documents contained in the Loan File had legal capacity to enter into the Mortgage Loan and to execute and deliver each such documents and each such document has been duly and properly executed by such parties, and is the valid and binding obligation of all parties thereto, enforceable in accordance with its terms;

     (b) all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments and ground rents which have previously become due and owing as of the date hereof have been paid;

     (c) none of the terms of any Mortgage Loan have been impaired, waived, altered or modified in any respect, except by a written instrument, a copy of which has been delivered to Purchaser and which has been recorded, if necessary, to protect the interests of Seller. Each Mortgage Loan and all activities conducted in connection therewith by Seller, and any other Person involved in the processing, underwriting, origination and funding of any Mortgage Loan, complied and continue to comply in all respects with any and all applicable requirements of any federal, state or local law, any Regulatory Authority;

     (d) All costs, fees and expenses incurred in making or closing of any Mortgage Loan were paid, and the mortgagor is not entitled to any refund of any amounts paid or due under the mortgage note, security instrument or other documents related to the Mortgage Loan;

     (e) Each Mortgage Loan contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, . There is no homestead or other exemption available to a mortgagor which would interfere with the right to sell the Mortgage Property at a trustee's sale or the right to foreclose;


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     (f) To the knowledge of the Selling Parties, no Mortgage Loan IN WHICH
SELLER has any interest is subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the documents underlying such Mortgage Loan, or the exercise of any right thereunder, render such Mortgage Loan unenforceable, in whole or in part;

     (g) there is no default, breach, violation or event of acceleration existing under any Mortgage Loan in which Seller has any interest and no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event of acceleration;

     (h) Each mortgage is a valid, subsisting and enforceable first lien on the respective Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or affixed to such buildings which constitute part of the Mortgaged Property under applicable law, and all additions, alterations and replacements made at any time with respect to the foregoing. Such lien is subject only to (a) the lien of current real property taxes and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which contain no enforceable provisions for forfeiture or reversion of title and are acceptable to mortgage lending institutions generally for properties similar to the Mortgaged Property, and are specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (ii) which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal; and (c) other matters expressly disclosed in any applicable title insurance policy which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

     5.15 DISCLOSURE. No representation or warranty made by any of the Seller Parties in this Agreement or any Ancillary Agreement to which each is a party or in any Schedule, Exhibit to be furnished pursuant to or by any of the Seller Parties in connection with this Agreement or any Ancillary Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements or information herein or therein contained not misleading.

     5.16 EXPERIENCE. The Seller Parties have substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Purchaser so that the Seller Parties are capable of evaluating the merits and risks of its investment in the Purchaser and have the capacity to protect the Seller Parties' own interests.

     5.17 INVESTMENT. The Seller Parties are acquiring the Shares for investment for their own accounts, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Seller Parties understand that the Shares to be purchased have not been, and will not be, registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Seller Parties' representations as expressed herein.

     5.18 ACCREDITED INVESTORS. Seller Parties are "accredited investors" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.


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     5.19 RULE 144. The Seller Parties acknowledge that the Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. The Seller Parties are aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

     5.20 LEGENDS. It is understood that the certificates evidencing the Shares may bear one or all of the following legends:

     (a) "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

SECTION 6.     REPRESENTATIONS AND WARRANTIES OF PURCHASER

     As a material inducement to the Trust and Seller to execute and deliver this Agreement and the Ancillary Agreements, and perform their obligations hereunder and thereunder, Purchaser hereby represents and warrants as of the Effective Date the following:

     6.1 ORGANIZATION, GOOD STANDING AND POWER. Purchaser is a corporation duly incorporated, validly existing, and in good standing under the laws of Delaware and has the requisite corporate power to own, lease, and operate its properties and assets, and to conduct its business as it is now being conducted. Purchaser has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, and to issue and sell the Shares in accordance with the terms hereof and thereof. The execution, delivery, and performance of this Agreement by Purchaser and the consummation by it of the transactions contemplated hereby have been, or prior to the closing will have been, duly and validly authorized by all necessary corporate action, including compliance with applicable listing rules of The Nasdaq Stock Market. The undersigned officer of Purchaser has full authority to execute this Agreement and to bind Purchaser hereby. This Agreement has been duly executed and delivered by Purchaser . This Agreement constitutes a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.

     6.2 ISSUANCE OF SHARES. The Shares to be issued under this Agreement have been duly authorized by all necessary corporate action, including compliance with applicable rules of The Nasdaq Stock Market, and when paid for or issued in accordance with the terms hereof, the Shares shall be validly issued and outstanding, fully paid and non-assessable.

     6.3 COMPLIANCE WITH LAWS. In connection with the purchase of the Acquired Assets and the issuance of the Shares Purchaser has complied with all applicable federal securities laws, including the rules and regulations of the Securities and Exchange Commission.

     6.4 NO CONFLICT. Purchaser's execution of the Agreement and the Ancillary Agreements and consummation of the transactions contemplated by such documents do not and will not conflict with any provision of the Purchaser's certificate or bylaws, or of any material agreement to which Purchaser is a party; will not give rise to a default with respect to any legal obligation of Purchaser however arising; and do not violate any judgment, order, decree, or other court or governmental mandate affecting Purchaser or a material portion of Purchaser's assets.


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     6.5 NO ADVERSE CHANGE. Since December 31, 2000, there has not occurred any change in the financial condition, business or operations of Purchaser and its subsidiaries that would have a Material Adverse Effect on the Purchaser.

     6.6 BOARD OF DIRECTOR APPROVAL. This Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby have been approved by the disinterested directors of the Board of Directors of Purchaser in accordance with the General Corporation Law of the State of Delaware.

     6.7 HSR FILING. The transactions contemplated by this Agreement and the Ancillary Agreements do not give rise to an obligation to make a filing under the Hart-Scott-Rodino Anti-Trust Improvements Act.

SECTION 7.     INDEMNIFICATION

     7.1 NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All statements of fact contained in any certificate, Schedule, Exhibit, or other document or instrument or writing delivered by or on behalf of the Trust or Seller to Purchaser or by or on behalf of Purchaser to the Seller Parties shall be deemed to be representations and warranties by the delivering party to the receiving party under this Agreement. All representations and warranties of the Trust or Seller shall survive any and all inspections, examinations or audits on behalf of Purchaser, and shall be binding upon the parties to this Agreement, their successors and assigns, and the representations and warranties of the parties hereto shall survive until such time as the applicable statute of limitations expire with respect to the matters set forth therein.

     7.2 INDEMNIFICATION BY THE TRUST AND SELLER. The Trust and the Seller, jointly and severally, hereby covenant and agree with Purchaser that, regardless of any investigation made at any time by or on behalf of Purchaser or any information Purchaser may have and regardless of the closing of the transactions contemplated herein, the Seller Parties jointly and severally shall indemnify Purchaser, Purchaser's directors, officers and Affiliates, and each of their successors and assigns (each, a "PURCHASER INDEMNIFIED PARTY") and hold them harmless from, against and in respect of any and all costs, losses, claims, liabilities, fines, penalties, incidental and consequential damages, lost profits and expenses (including interest which may be imposed in connection therewith and court costs and fees and disbursements of counsel) (collectively, the "DAMAGES") incurred by any of them in connection with:

     (a) any breach of, or any inaccuracy in, any of the representations, warranties, covenants or agreements made by the Trust or Seller in this Agreement, any Ancillary Agreement, Exhibit or Schedule to this Agreement or the Ancillary Agreements or any certificate, instrument or writing delivered in connection herewith or therewith;

     (b) any taxes of any kind whatever, or expenses, interest or penalties relating thereto, which arise out of or result from the execution and delivery of this Agreement or the Ancillary Agreements, or the transactions contemplated hereby and thereby;

     (c) any actual, pending or threatened litigation existing against or affecting Seller or the Trust;

     (d) any failure of Seller, prior to the date hereof, to reconcile or account properly for all funds held Seller for the benefit of a borrower;

     (e) any repairs, adjustments or modifications required to any latent or patent defects existing in the Acquired Assets existing at the date hereof which exceed, in the aggregate for all such repairs, $5,000. The cost of such repairs shall include the allocable portion of wages of full-time employees of the Purchaser attributable to the performance of such services;

     (f) any action, suit, proceeding, compromise, settlement, assessment or judgment arising out of or incidental to any of the matters indemnified against in this Section; PROVIDED, HOWEVER, that neither the Trust nor Seller, as applicable, shall be obligated to indemnify a Purchaser Indemnified Party under this Section with respect to any settlement of a claim to which either or both the Trust or Seller, as applicable, has not consented, which consent shall not unreasonably be withheld, delayed or conditioned.

     No provision of this Section 7.2 shall be deemed to restrict or prevent the Purchaser's full compliance with the terms of that certain Indemnity Agreement between Purchaser and Carl E. Berg or any provision of Purchaser's Certificate of Incorporation or Bylaws.

     If, by reason of the claim of any third Person relating to any of the matters subject to indemnification under this Section, a Lien, attachment, garnishment or execution is placed upon any of the Acquired Assets of any Purchaser Indemnified Party, the Trust and/or Seller, as applicable, shall also, promptly upon demand, furnish an indemnity bond satisfactory to Purchaser Indemnified Party to obtain the prompt release of such Lien, attachment, garnishment or execution. The Seller Parties' liability pursuant to these indemnity obligations shall not exceed $22,000,000.

SECTION 8.     FURTHER AGREEMENTS OF THE PARTIES

     8.1 TRANSFER OF SERVICING RIGHTS. Within three (3) business days after the date hereof, Seller shall have complied with Purchaser's reasonable requests pertaining to the processing and shipping of loan files, insurance files, tax records, collection records, accounting records and any other records that Purchaser deems necessary to convert and service the Mortgage Loans in accordance with the requirements of any Regulatory Authority. In addition, Seller shall cooperate with Purchaser, at Seller's cost, in providing necessary information and documents that are necessary or convenient to Purchaser's ownership, use, possession or disposition of the Acquired Assets (or any interest therein) within a reasonable time after the date hereof.

     8.2 PAYMENTS RECEIVED AFTER THE DATE HEREOF.. Seller shall remit to Purchaser all funds received in connection with the Mortgage Loans after the date of this Agreement, including but not limited to tax, insurance, principal, interest, mortgage guaranty or mortgage insurance payments, insurance loss drafts and tax refunds, and all other types of payments, without offset of deduction within three business days after the receipt thereof. Seller shall endorse and deliver to Purchaser any and all such payments received by it from and after the date hereof. Purchaser shall be entitled to the service fees and other servicing related income on all such payments. Such funds shall be identified by Seller's loan numbers and forwarded to Purchaser at Seller's expense by overnight, next business day delivery, at the following address: at 301 Conestoga Way, Henderson, Nevada 89015. In addition, Seller shall deliver to Purchaser, promptly after receipt by Seller, copies of all correspondence received from any mortgagor or anyone else relating to any of the Mortgage Loans.

     8.3 FURTHER AGREEMENTS OF THE TRUST, PURCHASER, AND SELLER. The Trust and Seller, on the one hand, and Purchaser, on the other, shall upon the request of the other party from time to time execute and deliver to the other party, as applicable, such further bills of sales, endorsements and other good and sufficient instruments of title, conveyance, transfer and assignment as may be necessary or desirable in order to vest in Purchaser the Acquired Assets free and clear of any and all Liens, including, without limitation, executing and delivering such documents as may be necessary to name Purchaser as an additional insured on each policy of title, hazard or other insurance covering the Acquired Assets.

     Each of Purchaser, Seller and the Trust acknowledge and agree that any and all information which has been disclosed by one party to the other, its employees, consultants and agents, during the discussions and negotiations leading to the execution of this Agreement and the Ancillary Agreements, constitutes confidential information. Each party hereby expressly agrees, for itself and on behalf of its directors, principal officers, managers, employees, agents, consultants and representatives, that it and they will not at any time, use or disclose, other than in accordance with the terms and provisions of this Agreement, any of such confidential information ; PROVIDED, HOWEVER, that each party may use or disclose such confidential information of the other without restriction if such information (a) were or are available to such party on a non-confidential basis from a source other than the other party; or (b) were or become generally available to the public (other than as a result of an impermissible disclosure by such party or its Affiliates); and PROVIDED, FURTHER, that if any party is requested or required (by oral question, interrogatories, requests for information or documents, subpoena or similar process) to disclose any of such information of the other, such disclosure may be made without liability hereunder (although notice of such request or requirement shall be given to the relevant party so that, if practicable, that party may seek a protective order against such disclosure). Notwithstanding the foregoing, no provision of this Section shall in any manner whatsoever prevent or inhibit (x) the Trust, Seller or Purchaser from disclosing any information to any Regulatory Authority that may be required as a condition of granting its consent to this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby or (y) Purchaser from disclosing any such confidential information (i) to any Affiliate of Purchaser or, (ii) to the extent necessary to comply with the requirements of any statute, rule or regulation of any public or private entity. Each party acknowledges that in the event of a violation by the other of the terms and provisions of this Section, available remedies at law would not be adequate; and accordingly, in such event such party may proceed to protect and enforce its rights under this Section by a suit in equity for specific performance hereof, or for an injunction against the violation hereof. Notwithstanding the foregoing, the parties hereto acknowledge and agree that the information disclosed in that certain press release dated as of January 18, 2000 relating to the purchase and sale of the Acquired Assets is not confidential information for purposes of this Agreement.

     Except with respect to the press release dated as of January 18, 2000 relating to the purchase and sale of the Acquired Assets, no party may issue a press release or otherwise make a public statement or announcement with respect to the transaction contemplated hereby without the prior consent of the other parties, except to the extent required by applicable law, rule or regulation.

SECTION 9.     MISCELLANEOUS

     9.1 EXPENSES. Except as specifically provided to the contrary in this Agreement, each party hereto shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby; provided, however, that real estate transfer taxes occasioned solely by reason of the sale and transfer of the Purchaser Assets in accordance with this Agreement shall be borne by Seller.

     9.2 ASSIGNABILITY. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective transferees, successors and assigns.

     9.3 ARBITRATION. All disputes, controversies or differences which are not settled by common accord shall be conclusively settled by arbitration in San Francisco, California, in accordance with the rules of the AAA, and judgment and the award rendered by the arbitration panel may be entered in any court or tribunal of competent jurisdiction. In any arbitration proceeding conducted pursuant to this Section, both parties shall have the right to discovery, to call witnesses and to cross-examine the other party's witnesses (either through legal counsel, expert witnesses or both). All decisions of the arbitration panel shall be final, conclusive and binding upon all parties, and shall not be subject to judicial review.

     9.4 NOTICES. All notices, requests, demands and other communications (collectively, "NOTICES") given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if sent by telex, telecopy or by registered or certified mail, return receipt requested, postage and fees prepaid, or otherwise actually delivered, to the following addresses:

                  (a)      If to Purchaser, to:

                           Valence Technology, Inc.
                           301 Conestoga Way
                           Henderson, Nevada 89015
                           Attn.:  Chief Financial Officer

                  (b)      If to the Trust, to:

                           Clyde J. Berg, Trustee,
                           10050 Bandley Drive
                           Cupertino, California


                  (c)      If to the Seller, to:

                           Clyde J. Berg, Trustee,
                           10050 Bandley Drive
                           Cupertino, California


Any notice shall be deemed duly given when received by the addressee thereof, provided that any notice sent by registered or certified mail shall be deemed to have been duly given two days after the date of deposit in the United States mails, unless sooner received. Any of the parties to this Agreement may from time to time change its address or facsimile number for receiving notice by giving written notice thereof in the manner set forth above.

     9.5 EXHIBITS AND SCHEDULES. Each Exhibit and Schedule delivered pursuant to the terms of this Agreement, each document, instrument, certificate delivered by Purchaser, the Trust or Seller in connection with the transactions contemplated hereby and each Ancillary Agreement constitutes an integral part of this Agreement.

     9.6 WAIVER AND AMENDMENT. No provision of this Agreement may be waived unless in writing signed by all the parties to this Agreement, and waiver of any one provision of this Agreement shall not be deemed to be a waiver of any other provision. This Agreement may be amended only by a written agreement executed by the parties to this Agreement.

     9.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED BOTH AS TO VALIDITY AND PERFORMANCE AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF.

     9.8 CAPTIONS; CERTAIN TERMS. The various captions and headings contained in this Agreement are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Agreement. As used in this Agreement, the term "including" means "including but not limited to", and the word "or" is not exclusive unless otherwise specified.

     9.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     9.10 ATTORNEYS' FEES. If any action, suit or other proceeding is instituted to remedy, prevent or obtain relief from a default in the performance by any party of its obligations under this Agreement, the prevailing party shall recover all of such party's reasonable attorney's fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom.

     9.11 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     9.12 RIGHTS CUMULATIVE. No right granted to the parties under this Agreement on default or breach is intended to be in full or complete satisfaction of any damages arising out of such default or breach, and each and every right under this Agreement, or under any other document or instrument delivered hereunder, or allowed by law or equity, shall be cumulative and may be exercised from time to time.

     9.13 TIME OF THE ESSENCE. Time is of the essence of each provision of this Agreement in which time is an element.

     9.14 MERGER OF PRIOR NEGOTIATIONS AND AGREEMENTS. This Agreement and the Ancillary Agreements constitute the entire agreement of the parties and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties with respect to the subject matter hereof.

     9.15 REPORTING TO IRS. The parties agree to cooperate in preparing and filing any returns which are required to be filed with the Internal Revenue Service ("IRS") under any applicable section of the Code and the regulations promulgated thereunder, all of which shall be consistent with Section 2.4. To the extent a party, after written notice given by the other party, fails to provide the information to be disclosed to the IRS pursuant to the Code in a correct and timely manner, such party shall be responsible for, and shall indemnify the other party against any penalties or interest assessed by the IRS.

     9.16 THIRD PARTIES.18. No provision of this Agreement is intended to be for the benefit of any creditor or other person to whom any debt, liability or obligation is owed by either party, or to create any debt, liability or obligation in favor of any creditor or other person.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above mentioned.


                                     PURCHASER


                                     By:  /S/ JAY L. KING
                                        -----------------------------------
                                          Jay L. King
                                          Chief Financial Officer


                                     SELLER


                                     By:  /S/ CARL E. BERG
                                        -----------------------------------
                                           Carl E. Berg
                                           President


                                     THE TRUST


                                     By:  /S/ CLYDE J. BERG
                                        -----------------------------------
                                            Clyde J. Berg
                                            Trustee